UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

First Foundation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5221 N. O’Connor Blvd. #1378

Irving, Texas 75309

(Address of principal executive offices)

(469) 638-9636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective April 1, 2026, First Foundation Inc. (“First Foundation”) completed its previously announced merger (the “Merger”) with FirstSun Capital Bancorp (“FirstSun”) pursuant to the terms of the Agreement and Plan of Merger, dated October 27, 2025, as amended, by and between First Foundation and FirstSun (the “Merger Agreement”). At closing, First Foundation merged with and into FirstSun, with FirstSun surviving the Merger. Immediately following the Merger, First Foundation Bank, a California-chartered banking corporation and wholly owned subsidiary of First Foundation, merged with and into Sunflower Bank, National Association, a national banking association and wholly owned subsidiary of FirstSun, with the Sunflower Bank continuing as the surviving bank.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of First Foundation common stock issued and outstanding immediately prior to the Effective Time (other than certain excluded shares specified in the Merger Agreement) became entitled to receive 0.16083 of a share of FirstSun common stock (the “exchange ratio”) with cash paid in lieu of any fractional shares. In addition, at the Effective Time, each then-outstanding share of First Foundation Series A Noncumulative Convertible Preferred Stock (the “Series A stock”) and Series C Non-Voting Common Equity Equivalent Stock (the “Series C stock” and together with the Series A stock, the “First Foundation Preferred Stock”) was converted into the right to receive 0.16083 of a share of FirstSun common stock for each share of First Foundation common stock into which the First Foundation Preferred Stock was convertible into immediately prior to the Effective Time, subject to certain exceptions.

Restricted Stock Units. At the Effective Time, each outstanding and unvested time-based restricted stock unit to acquire First Foundation common stock was assumed and converted into a restricted stock unit award to acquire FirstSun common stock. The number of FirstSun shares subject to each award equals the number of First Foundation shares covered by the award immediately prior to the Effective Time, multiplied by the exchange ratio.

Performance-Based Restricted Stock Units. At the Effective Time, each outstanding and unvested performance-based restricted stock unit to acquire First Foundation common stock was assumed and converted into a restricted stock unit to acquire FirstSun common stock. The number of FirstSun shares subject to each award was calculated based on the target performance level immediately prior to the Effective Time, multiplied by the exchange ratio. After the Effective Time, these awards will be subject only to service-based vesting through the end of the original performance period and will no longer include performance conditions.

Warrants. Pursuant to the Merger Agreement, holders of First Foundation warrants to acquire shares of Series C Stock entered into a Warrant Exercise and Termination Agreement. Under this agreement, immediately prior to the Effective Time, each then-outstanding warrant was exercised on a cashless basis and terminated. In exchange, warrant holders became entitled to receive Series C Stock, along with an aggregate cash payment of approximately $17.5 million. The Series C stock was converted in the Merger as described above. The form of Warrant Exercise and Termination Agreement is included as Exhibit G to the Merger Agreement attached hereto as Exhibit 2.1.

Non-Voting Common Stock. Pursuant to the Merger Agreement, if, as a result of receiving shares of FirstSun common stock in the Merger, any holder (together with its affiliates) would own more than 4.99% of the outstanding shares of FirstSun voting common stock immediately following the Effective Time, such holder may elect to receive shares of FirstSun non-voting common stock for the portion of shares in excess of 4.99%. Eligible stockholders must make this election by providing written notice to FirstSun no later than ten business days after the Effective Time.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. Additionally, a copy of Amendment No.1 to the Merger Agreement is included as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, First Foundation no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). First Foundation notified the NYSE that trading in First Foundation common stock should be suspended and the listing of First Foundation common stock should be removed, in each case effective as of the Effective Time, and requested that the NYSE file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration of First Foundation common stock on Form 25 to effect the delisting of all shares of First Foundation common stock from the NYSE and the deregistration of such First Foundation common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). FirstSun, as successor to First Foundation, intends to file with the SEC a certification on Form 15 requesting the termination of the registration of the First Foundation common stock under Section 12(g) of the Exchange Act and the suspension of First Foundation’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each holder of shares of First Foundation stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of First Foundation, except the right to receive the merger consideration in accordance with the Merger Agreement and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth under Items 2.01, 3.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On April 1, 2026, First Foundation was merged with and into FirstSun pursuant to the Merger Agreement, with FirstSun continuing as the surviving corporation.

The information set forth under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, and in accordance with the terms of the Merger Agreement, First Foundation’s directors and executive officers ceased serving as directors and executive officers of First Foundation. Additionally, in accordance with the terms of the Merger Agreement, the FirstSun Board of Directors was increased to 13 members, and five former First Foundation directors were appointed to serve on the Board of Directors of FirstSun - Sam Edelson, Henchy Enden, Benjamin Mackovak, Allen Parker and Thomas Shafer. Each of the new directors, other than Mr. Shafer, will receive compensation consistent with other non-employee directors, as described in FirstSun’s Proxy Statement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Merger, at the Effective Time, First Foundation ceased to exist, and the Certificate of Incorporation, as amended, and the Bylaws of First Foundation ceased to be in effect by operation of law. The Amended and Restated Certificate of Incorporation, as amended, and the Bylaws of FirstSun, as in effect immediately prior to the Effective Time, remain in effect as the certificate of incorporation and the bylaws of the surviving entity of the Merger, consistent with the terms of the Merger Agreement. Copies of the Amended and Restated Certificate of Incorporation and the Bylaws of FirstSun are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Additionally, in connection with the completion of the Merger and in accordance with the Merger Agreement, FirstSun’s certificate of incorporation was amended (the “Charter Amendment”) to increase the number of authorized shares of FirstSun common stock from 50,000,000 shares to 80,000,000 shares, and to create a new class of non-voting common stock and to authorize 20,000,000 shares of such non-voting common stock (which is in addition to the 80,000,000 shares of authorized common stock referenced above). The non-voting common stock was created to permit eligible legacy First Foundation stockholders to elect to receive non-voting common stock in lieu of FirstSun voting common stock for any shares in excess of the 4.99% ownership threshold. The Charter Amendment was approved by FirstSun stockholders on February 27, 2026, which was a condition to the closing of the Merger. On March 31, 2026, FirstSun filed the Charter Amendment with the Delaware Secretary of State, and the Charter Amendment became effective upon filing.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment of Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and between First Foundation Inc. and FirstSun Capital Bancorp (incorporated by reference to the Current Report on Form 8-K filed by First Foundation on October 30, 2025).
2.2	Amendment to Agreement and Plan of Merger by and between First Foundation Inc. and FirstSun Capital Bancorp (incorporated by reference to the Current Report on Form 8-K filed by First Foundation on February 6, 2026).
3.1	Amended and Restated Certificate of Incorporation of FirstSun Capital Bancorp (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2025).
3.2	Bylaws of FirstSun Capital Bancorp incorporated herein by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed with the SEC on November 5, 2021).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporate of FirstSun Capital Bancorp.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 1, 2026	FIRSTSUN CAPITAL BANCORP
As successor by merger to First Foundation Inc.

		By:	/s/ Neal E. Arnold
Neal E. Arnold
Chief Executive Officer